Exhibit 99.1

Omnicom Prices $1.4 Billion Senior Notes Offering

NEW YORK, Mar. 28, 2016 /PRNewswire/ — Omnicom Group Inc. (NYSE: OMC), together with its wholly owned direct finance subsidiary, Omnicom Capital Inc., today announced the pricing of their public offering of $1.4 billion aggregate principal amount of 3.600% Senior Notes due 2026 (the “Notes”). The Notes will mature on April 15, 2026. The transaction is expected to close on April 6, 2016, subject to customary closing conditions. The Notes will not be listed on any securities exchange or included in any authorized quotation system.

The Notes will bear interest at a rate of 3.60 percent per annum, will be the joint and several unsecured and unsubordinated obligations of Omnicom Group Inc. and Omnicom Capital Inc., and will rank equal in right of payment to all of their respective existing and future unsecured senior indebtedness.

The issuers intend to use the net proceeds from the offering to retire their $1.0 billion aggregate principal amount of outstanding 5.90% Senior Notes due 2016 at maturity on April 15, 2016, and for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, refinancing of other debt, repurchases of Omnicom Group Inc.’s common stock or other capital transactions.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and U.S. Bancorp Investments, Inc. are acting as joint book-running managers for the offering.

The Notes are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”) and a preliminary prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the SEC. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offer and sale of the Notes may be obtained for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you these documents if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, or Wells Fargo Securities, LLC toll free at 1-800-645-3751.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers for the Notes will be made exclusively by means of a preliminary prospectus supplement and accompanying prospectus.

About Omnicom

Omnicom Group is a leading global marketing and corporate communications company. Omnicom's branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management as well as assumptions made by, and information currently available to, our management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: international, national or local economic conditions that could adversely affect us or our clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration in the credit markets; ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting us or our clients; risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings; and our international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those identified under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements.